                                                                  EXHIBIT 99.1


                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                      ANNOUNCES FIRST QUARTER RESULTS

DENVER, COLORADO, April 23, 1997 (NYSE:AIV)

    Apartment Investment and Management Company (the "AIMCO") announced that Cash Earned For Shareholders ("CEFS") was $10,979,000 or $0.56 per common share for the quarter ended March 31, 1997 compared to $6,768,000 or $0.49 per common share for the quarter ended March 31, 1996, a 14.3% increase on a per share basis. AIMCO measures its economic profitability based on Funds From Operations less a minimum annual provision for capital replacements of $300 per apartment unit, which the Company defines as CEFS.

    Funds From Operations ("FFO") for the first quarter of 1997 equaled $12,512,000 or $0.64 per common share, exceeding industry analysts' consensus estimates of $0.63, compared to $7,888,000 or $0.57 per common share for the quarter ended March 31, 1996, a 12.3% increase on a per share basis.

    For the first quarter of 1997 "same store" sales for 51 properties consisting of 12,863 apartment units owned during the first quarters of both 1997 and 1996 showed an increase in revenues of 4.2%, operating expenses remained stable, resulting in an increase in net operating income of 6.8% over the comparable quarter of 1996. Weighted average physical occupancy for the 51 properties increased approximately 1% from 93.8% at March 31, 1996 to 94.5% at March 31, 1997. Average monthly rent per occupied unit increased from $541 at March 31, 1996 to $563 at March 31, 1997, a 4.1% increase.

    The first quarter 1997 earnings conference call will be conducted on Monday, April 28, 1997 at 3:00 p.m. Eastern time. You can participate in the conference call by dialing (800) 374-0616 approximately five minutes before the conference call is scheduled to begin and indicating that you wish to join the Apartment Investment and Management Company first quarter results conference call.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Earnings Release - April 23, 1997
Page Two

    AIMCO is a real estate investment trust with headquarters in Denver, Colorado and 8 regional and local offices, which holds a geographically diversified portfolio of apartment communities, primarily serving the middle market. As of March 31, 1997, AIMCO owned or controlled 94 apartment communities containing 23,764 apartment units and managed 131 apartment communities containing 17,731 apartment units for third parties and affiliates, bringing the total managed portfolio to 225 apartment communities containing 41,495 apartment units located primarily in the sunbelt regions of the United States.

Summary:

                                     Quarter Ended          Quarter Ended
                                    March 31, 1997         March 31, 1996
                                    --------------         --------------
Funds From Operations                $12,512,000             $7,888,000
Cash Earned For Shareholders          10,979,000              6,768,000

PER COMMON SHARE
Funds From Operations                  $0.64                   $0.57
Cash Earned For Shareholders            0.56                    0.49

Summary financial statements and fact sheet are attached.


Contact:    Leeann Morein, Chief Financial Officer (303) 757-8101
            Peter Kompaniez, Vice Chairman (909) 336-4821
            E-Mail: investor @po-admin.ccmail.compuserve.com

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                   Highlights of First Quarter 1997

- AIMCO entered into the Stock Purchase Agreement with Demeter Holdings Corporation ("Demeter"), an affiliate of Harvard Private Capital Group,
   Inc. and Capricorn Investors, L.P. ("Capricorn"), majority shareholders owning 53% of NHP Incorporated ("NHP"), the nation's second largest manager of apartment communities, with over 700 apartment communities containing 135,000 apartment units under management at March 31, 1997. For each share of NHP owned by Demeter and Capricorn, AIMCO will either pay $20 per share or will issue 0.74766 shares of AIMCO common stock for the 6.93 million shares of NHP held by Demeter and Capricorn. AIMCO is obligated to pay at least $59.5 million in cash.
- AIMCO completed the Merger Agreement for the remaining shareholders' interest in NHP. For each share of NHP, the shareholder can elect to receive either $10 in cash and 0.37383 shares of AIMCO common stock or
   0.74766 shares of AIMCO common stock. In addition, all shareholders will receive rights to shares of NHP Financial Services, Ltd., NHP's commercial mortgage banking subsidiary. AIMCO will deliver its rights in NHP Financial Services, Ltd. to Demeter and Capricorn;
- AIMCO is continuing to negotiate, amplify and expand the terms of a definitive agreement with Demeter, Capricorn and another affiliate of Demeter for the acquisition of certain entities that own interests in conventional and affordable multifamily apartment properties managed by NHP;
-  AIMCO completed a public offering of 2,015,000 shares of its Class A
   Common Stock at a price of $26.75 per common share. The net proceeds of $51 million were used to repay a portion of the Company's acquisition related indebtedness;
- AIMCO has announced the planned acquisitions in separate transactions of 1,238 apartment units in four properties located in Aventura, Florida (702 units), Tustin, California (292 units) and Orlando, Florida (244 units). The aggregate purchase price for the properties is $96.3 million, which includes $2.2 million which AIMCO has budgeted for initial capital expenditures. The consideration includes the assumption of existing loans totaling $55.5 million, $28.3 million in cash and the issuance of 450,000 shares of Class A Common Stock and Operating Partnership Units ("OP Units") as $27.875 per share/OP unit for an aggregate value of $12.5 million;
- AIMCO entered into a new $100 million anticipatory hedge transaction which will mature in the third quarter of 1997 in order to fix the rate on debt, expected to be incurred in conjunction with future transactions. AIMCO locked in the twelve year treasury rate at 6.94%;
- AIMCO appointed Dave Williams as Executive Vice President - Property Operations and established the START team, organized by Executive Vice President Steve Ira, to perform acquisition due diligence, supervise construction and redevelopment projects and the initial takeover of acquisition properties; and
-  During the first quarter, 543,800 OP units were redeemed for common stock.

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in thousands, except per share data)
                              (unaudited)

                                            For the Quarter    For the Quarter
                                                 Ended              Ended
                                             March 31, 1997    March 31, 1996(1)
                                            ---------------    -----------------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues             $ 38,040            $22,451
Property operating expenses                     (14,456)            (8,704)
Owned property management expense                (1,321)              (660)
                                               --------            -------
Income from property operations before
  depreciation                                   22,263             13,087
Depreciation                                     (7,455)            (4,470)
                                               --------            -------
Income from property operations                  14,808              8,617
                                               --------            -------

SERVICE COMPANY BUSINESS(1)
Management fees and other income                  2,444              1,848
Management and other expenses                    (1,420)            (1,260)
Corporate overhead allocation                      (147)              (149)
Amortization of management company goodwill        (237)              (114)
Other assets depreciation and amortization          (88)               (48)
                                               --------            -------
Income from service company business                552                277
Minority interests in service company business       (1)                14
                                               --------            -------
Company's share of income from service
  company bus                                       551                291
                                               --------            -------
                                               --------            -------
GENERAL AND ADMINISTRATIVE EXPENSES                (351)              (323)
Interest expense                                 (9,452)            (5,395)
Interest income                                     507                114
Non-controlled interest in partnerships            (369)                --
                                               --------            -------
Income before extraordinary item and
  minority interest in Operating Partnership      5,694              3,304
Extraordinary item - early extinguishment of
  debt                                             (269)                --
                                               --------            -------
Income before minority interest in Operating
  Partnership                                     5,425              3,304
Minority interest in Operating Partnership         (841)              (494)
                                               --------            -------
Net income                                     $  4,584            $ 2,810
                                               --------            -------
                                               --------            -------
Weighted average common shares and common
  share equivalents outstanding                  16,586             11,860
                                               --------            -------
                                               --------            -------
Net income per common share and common share
  equivalent                                      $0.28              $0.24
                                               --------            -------
                                               --------            -------

(1) Amounts have been restated to reflect the service business subsidiaries on a consolidated basis in adoption of the Emerging Issues Task Force ("EITF") Issue Number 95-6 "Accounting by a Real Estate Investment Trust for an Investment in a Service Corporation."

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                        FUNDS FROM OPERATIONS AND
                       CASH EARNED FOR SHAREHOLDERS
                  (in thousands, except per share data)
                              (unaudited)

                                            For the Quarter    For the Quarter
                                                 Ended              Ended
                                             March 31, 1997    March 31, 1996
                                            ---------------    ---------------
Income before a extraordinary item and
  minority interest in Operating
  Partnership                                   $ 5,694            $ 3,304
Owned properties depreciation                     6,581              4,470
Amortization of management company goodwill         237                114
                                                -------            -------
Funds From Operations(1)                         12,512              7,888
Capital Replacements(2)                          (1,533)            (1,120)
                                                -------            -------
Cash Earned For Shareholders                    $10,979            $ 6,768
                                                -------            -------
                                                -------            -------
Weighted average common shares and Operating
  Partnership units outstanding:
    Common shares and common share equivalents   16,586             11,860
    Operating Partnership units                   3,040              2,080
                                                -------            -------
                                                 19,626             13,940
                                                -------            -------
                                                -------            -------
PER COMMON SHARE:
Funds From Operation                              $0.64              $0.57
Cash Earned For Shareholders                       0.56               0.49

(1) Funds From Operations computations conform to NAREIT's definition and are adjusted to add back amortization of management company goodwill and deduct payment of preferred stock dividend.

(2) Capital replacements of $547 were unspent and reserved for the quarter ended March 31, 1997. In addition, prior period reserves of $586 remain from the year ended December 31, 1996.

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                              OTHER HIGHLIGHTS

                     (in thousands, except unit data)
                                (unaudited)


                                                                            Percentage
                                                 March 31      March 31     (Increase)
                                                   1997          1996       (Decrease)
                                                ----------    ----------    ----------
OTHER DATA:
Number of apartment units owned                     23,764        15,028         58.1%
Total Portfolio:
    Weighted average physical occupancy
      at end of period (1)                           94.2%         93.7%          0.5%
    Average monthly rent per occupied unit
      at end of period (1)                            $566          $530           6.8%
Same Store (51 properties, 12,863
  apartment units):
    Weighted average physical occupancy at
      end of period                                  94.5%         93.8%           0.7%
    Average monthly rent per occupied unit
      at end of period                                $563          $541           4.1%
Annualized year to date resident turnover              54%           65%         (16.9%)
Annualized year to date resident turnover
  (excluding transfers within same property)           48%           59%         (18.6%)

Apartment units managed by Property Asset
  Management:
    AIMCO owned (94 properties at March 31, 1997)   23,764        15,028          58.1%
  Third parties (113 properties, 91 owners at
    March 31, 1997)                                 14,120        16,423         (14.0%)
  Affiliates (18 properties, 13 owners at
    March 31, 1997)                                  3,611         3,561           1.4%
                                                ----------    ----------     ---------
      Total managed                                 41,495        35,012          18.5%
                                                ----------    ----------     ---------
                                                ----------    ----------     ---------

(1) Excludes properties undergoing renovation.


                                                                            Percentage
                                                 March 31      March 31     (Increase)
                                                   1997          1996       (Decrease)
                                                ----------    ----------    ----------
BALANCE SHEET DATA
Real estate, net                                  $742,399      $745,145        (0.4%)
Cash and cash equivalents                           11,531        13,170       (12.4%)
Restricted cash                                     10,423        15,831       (34.2%)
Accounts receivable                                  5,313         4,344        22.3%
Deferred financing costs                            10,576        11,053        (4.3%)
Other assets                                        35,987        45,270       (20.5%)
                                                ----------    ----------    ----------
Total assets                                      $816,229      $834,813        (2.2%)
                                                ----------    ----------    ----------
                                                ----------    ----------    ----------

Secured tax-exempt bond financing                  $73,151       $75,497        (0.5%)
Secured notes payable                              240,935       242,110        (0.5%)
Secured short-term financing                       140,487       192,039       (26.8%)
Unsecured short-term financing                         -          12,500      (100.0%)
                                                ----------    ----------    ----------
Total indebtedness                                 456,573       522,146       (12.6%)
                                                ----------    ----------    ----------
Accounts payable, accrued and other
  liabilities                                       14,248        16,299       (12.6%)
Resident security deposits and prepaid rents         4,623         4,316         7.1%
                                                ----------    ----------    ----------
Total liabilities                                  475,444       542,761       (12.4%)
                                                ----------    ----------    ----------
Minority interest in Other Partnerships              9,893        10,386        (4.7%)
Minority interest in Operating Partnership          50,045        58,777       (14.9%)
Stockholders' equity                               280,847       222,889        26.0%
                                                ----------    ----------    ----------
Total liabilities and stockholders' equity        $816,229      $834,813        (2.2%)
                                                ----------    ----------    ----------
                                                ----------    ----------    ----------
Market Capitalization
Period end price per share                         $29,125        $28.25         3.1%
Common shares outstanding                           17,587        14,980        17.4%
Operating Partnership units outstanding              2,858         3,401       (16.0%)
                                                ----------    ----------    ----------
  Total common shares and Operating
    Partnership units                               20,445        18,381        11.2%
                                                ----------    ----------    ----------
Equity                                            $595,461      $519,263        14.7%
Debt                                               456,573       522,146       (12.6%)
                                                ----------    ----------    ----------
  Total Market Capitalization                   $1,052,034    $1,041,409         1.0%
                                                ----------    ----------    ----------
Debt to Market Capitalization                        43.4%         50.1%       (13.4%)

Actual free cash flow coverage of
  interest expense                                    2.3           2.3          0.0%
